Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-15166, 333-145699, 333-145698, and 333-42596) of Trico Marine Services, Inc. of our report dated March 11, 2009 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
PricewaterhouseCoopers LLP /s/
Houston, Texas
March 11, 2009